UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) Of
The Securities Exchange Act Of 1934

Date of Report (Date of Earliest Event Reported)
January 31, 2019

HEWLETT PACKARD ENTERPRISE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-37483	47-3298624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET PALO ALTO, CA		94304
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (650) 687-5817

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

❑	Emerging growth company

❑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Election of New Director

Effective as of January 31, 2019, the Board of Directors (the “Board”) of Hewlett Packard Enterprise Company (“Hewlett Packard Enterprise”) has appointed Jean M. Hobby, former Global Strategy Partner at PricewaterhouseCoopers, LLP, to serve as a director of Hewlett Packard Enterprise. In addition, Ms. Hobby was appointed to serve as a member the Audit Committee of the Board, effective as of the same date.

In consideration of her service during the remainder of the current Hewlett Packard Enterprise board year, Ms. Hobby will receive pro-rata portions of the annual equity and cash retainers that are provided under the non-employee director compensation arrangements generally applicable to all Hewlett Packard Enterprise non-employee directors (the “Director Compensation Program”). Thereafter, she will participate in full in the Director Compensation Program.

Departure of Director

On January 31, 2019, Hewlett Packard Enterprise announced that Margaret C. Whitman has notified the Board of her decision to not seek reelection at the 2019 Annual Meeting of Stockholders (“2019 Annual Meeting”). Accordingly, Ms. Whitman's service as a director will end when her current term expires at the 2019 Annual Meeting, on April 3, 2019.

A copy of the press release announcing these events is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
99.1	Hewlett Packard Enterprise Company Press Release, dated January 31, 2019 (furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT PACKARD ENTERPRISE COMPANY

DATE: January 31, 2019	By:	/s/ Rishi Varma
	Name:	Rishi Varma
	Title:	General Counsel and Assistant Secretary